Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”) is made on November 26, 2021, among PINEAPPLE VENTURES, INC., a California Corporation (the “Shareholder”), whose address is 10351 Santa Monica Boulevard, Suite 420, Los Angeles, California 90025; CAPITAL GROWTH INVESTMENTS, INC., a California corporation (the “Company”) whose address is 10351 Santa Monica Boulevard, Suite 420, Los Angeles, California 90025; and PINEAPPLE, INC., A Nevada Corporation (the “Buyer”). This Amendment is incorporated as part of the STOCK PURCHASE AGREEMENT (the “Agreement”) signed by the parties on August 7th, 2021.

Recitals

1.	The Parties signed the Agreement on August 7, 2021.
2.

The Shareholder is the beneficial owner of 80% of the issued and outstanding capital stock (the “Shares”) of the Company.

The Shareholder desires to sell to Buyer and Buyer desire to purchase from the Shareholder Fifty Thousand (50,000) of the outstanding Shares (the “Sale Shares”) for the Purchase Price (defined in Section 1.2 below), upon the terms and subject to the conditions hereinafter set forth, which constitutes fifty percent (50%) of the issued and outstanding common stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following additions to the Agreement:

1.2 Purchase Price. In consideration of the sale, assignment, transfer and delivery of the Sale Shares, Buyer agrees to pay to the Shareholder a purchase price of Twenty 00/100 Dollars ($20.00) per share, totaling One Million and 00/100 Dollars ($1,000,000.00) (the “Purchase Price”) on the following terms:

a.	Payment. The Purchase Price shall be paid by Buyer in installments of
$100,000 as a refundable deposit which the Parties acknowledge has been received. The remaining balance of $900,000 shall be paid in exchange for 50% of the shares of the Company, representing 50,000 shares of stock on or before March 31, 2022. Should the Buyer be unable to fund the balance of $900,000 by the aforementioned March 31, 2022 deadline, the transaction shall be cancelled and $100,000 shall be returned to the Buyer from Shareholder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Exhibit B-1 to Stock Purchase Agreement

(Shareholder Agreement)

SHAREHOLDER:

PINEAPPLE VENTURES, INC., a California corporation

/s/ Marco Rullo
By:	Marco Rullo
Its:	CEO

COMPANY:
CAPITAL GROWTH INVESTMENTS, INC., a California corporation

/s/ Jaime Ortega
By:	Jaime Ortega
Its:	CEO

BUYER:
PINEAPPLE, INC. A Nevada Corporation

/s/ Shawn Credle
By:	Shawn Credle
Its:	CEO

Exhibit B-2 to Stock Purchase Agreement

(Shareholder Agreement)